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                                                                     EXHIBIT 25


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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _______________


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                _______________


                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) ______

                                _______________


                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                New York                            13-3818954
   (Jurisdiction of incorporation or              (I.R.S. Employer
organization if not a U.S. national bank)      Identification Number)

          114 West 47th Street                      10036-1532
           New York, New York                       (Zip Code)
          (Address of principal
           executive offices)

                                _______________


                           Synthetic Industries, Inc.
              (Exact name of obligor as specified in its charter)

               Delaware                             58-1049400
    (State or other jurisdiction of              (I.R.S. Employer
    incorporation or organization)              Identification No.)

           309 LaFayette Road                          30707
          Chickamauga, Georgia                       (Zip Code)
(Address of principal executive offices)

                                _______________


                   9-1/4% Senior Subordinated Notes due 2007
                      (Title of the indenture securities)

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                                      -2-



                                    GENERAL


1.  General Information

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of New York (2nd District), New York, New
                York (Board of Governors of the Federal Reserve System). Federal Deposit Insurance Corporation, Washington, D.C.
         New York State Banking Department, Albany, New York

    (b)  Whether it is authorized to exercise corporate trust powers.

                The trustee is authorized to exercise corporate trust powers.

2.  Affiliations with the Obligor

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

    The obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.

16. List of Exhibits
    T-1.1 -- Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.2 --  Included in Exhibit T-1.1.

    T-1.3 --  Included in Exhibit T-1.1.

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16.  List of Exhibits (continued)

     T-1.4  --  The By-laws of the United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.6  --  The consent of the trustee required by Section 321(b) of the
                Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7  --  A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

     As of March 11, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

     In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             ---------------------

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 11th day of March, 1997.

     UNITED STATES TRUST COMPANY OF
           NEW YORK, Trustee


By:  /s/ PATRICIA STERMER
     ----------------------------------
     Patricia Stermer
     Assistant Vice President
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                                                                 EXHIBIT T-1.6


        The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


September 1, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549


Gentlemen:


Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,


UNITED STATES TRUST COMPANY
  OF NEW YORK



By: /s/ GERARD F. GANEY
    ----------------------------------
    Gerard F. Ganey
    Senior Vice President
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                                                                  EXHIBIT T-1.7


                         U.S. TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                               SEPTEMBER 30, 1996
                      -----------------------------------
                                 (IN THOUSANDS)


ASSETS
------
Cash and Due from Banks                                 $   38,257
Short-Term Investments                                      82,377
Securities, Available For Sale                             861,975
Loans                                                    1,404,930
Less: Allowance for Credit Losses                           13,048
                                                        ----------
    Net Loans                                            1,391,882
Premises and Equipment                                      60,012
Other Assets                                               133,673
                                                        ----------
    Total Assets                                        $2,568,176
                                                        ==========
LIABILITIES
-----------
Deposits:
  Non-Interest Bearing                                  $  466,849
  Interest Bearing                                       1,433,894
                                                        ----------
    Total Deposits                                       1,900,743
Short-Term Credit Facilities                               369,045
Accounts Payable and Accrued Liabilities                   143,604
                                                        ----------
    Total Liabilities                                    2,413,392
                                                        ----------
STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                14,995
Capital Surplus                                             42,394
Retained Earnings                                           98,402
Unrealized Gains (Losses) on Securities
  Available for Sale, Net of Taxes                          (1,007)
                                                        ----------
Total Stockholder's Equity                                 154,784
                                                        ----------
    Total Liabilities and Stockholder's Equity          $2,568,176
                                                        ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.


/s/ RICHARD E. BRINKMANN
-------------------------------------
Signature of Officer


October 24, 1996
-------------------------------------
Date